Exhibit (l)

                           Drinker Biddle & Reath LLP
                                One Logan Square
                              18th & Cherry Streets
                      Philadelphia, Pennsylvania 19103-6996
                              Phone: (215) 988-2700
                               Fax: (215) 988-2757

                                February 7, 2002


Blue Chip Value Fund, Inc.
1225 Seventeenth Street
26th Floor
Denver, CO  80202


     RE: PRE-EFFECTIVE AMENDMENT NO. 1 TO THE REGISTRATION STATEMENT ON FORM N-2 (FILE NOS. 333-75726/811-5003)


Ladies and Gentlemen:

     As counsel for Blue Chip Value Fund, Inc., a Maryland corporation (the "Company"), we have reviewed documents relating to the registration of 4,012,771 shares of Common Stock, par value $.01 per share (the "Shares"). We have reviewed the resolutions adopted by the Company's Board of Directors and stockholders and such other legal and factual matters as we have deemed appropriate for purposes of this opinion.

     This opinion is based exclusively on the General Corporation Law of the State of Maryland and the federal law of the United States of America.

     Based upon the foregoing, we are of the opinion that the Shares will be, when issued for payment as described in the Company's prospectus, validly issued, fully paid and non-assessable by the Company.

     We note that W. Bruce McConnel, III, a partner of this firm, is the Secretary of the Company.

     We hereby consent to the filing of this opinion with the Securities and Exchange Commission as part of the Company's registration statement relating to the Shares. However, this action does not constitute a consent under Section 7 of the

February 7, 2002
Page 2

Securities Act of 1933, because we have not otherwise come within the categories of persons whose consent is required under Section 7 or under the rules and regulations of the Securities and Exchange Commission thereunder.


                                            Very truly yours,

                                            /s/ DRINKER BIDDLE & REATH LLP
                                            ---------------------------------
                                            DRINKER BIDDLE & REATH LLP